                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549



                                   FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                 May 22, 1997
                       ---------------------------------
                       (Date of earliest event reported)



                              BankAmerica Corporation
                    --------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                       1-7377                  94-1681731
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission             (I.R.S. Employer
     of incorporation)               File Number)         Identification Number)


Bank of America Center
555 California Street
San Francisco, California                                         94104
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(Address of principal executive offices)                        (Zip Code)


                                 415-622-3530
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             (Registrant's telephone number, including area code)



4158102
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     Item 5.   Other Events.
               ------------

     The shareholders of BankAmerica Corporation approved a two-for-one stock split proposed by the Board of Directors in March 1997, along with a proposal to increase the authorized shares of common stock from 700 million shares to 1.4 billion shares. The split takes effect at close of business on June 2, 1997.
As a result of the split, each shareholder of record at close of business on June 2, 1997 will receive one additional share of common stock for each share of common stock then owned. The additional shares will be distributed in book-entry form on or about June 18, 1997.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 BANKAMERICA CORPORATION
                                                 -----------------------
                                                       (Registrant)



Date:  May 23, 1997
                                             By  /s/  JOHN J. HIGGINS
                                                 -------------------------------
                                                      John J. Higgins
                                                      Executive Vice President
                                                      and Chief Accounting
                                                      Officer




4158102

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